AMENDED AND RESTATED BYLAWS
OF
STAGE STORES, INC.

September 15, 2016

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AMENDED AND RESTATED BYLAWS
OF
STAGE STORES, INC.
September 15, 2016
ARTICLE 1. OFFICES
1.1    Business Office. The principal office of the corporation shall be located at any place either within or outside the State of Nevada as designated in the corporation’s most recent document on file with the Nevada Secretary of State. The corporation may have such other offices, either within or without the State of Nevada, as the board of directors may designate or as the business of the corporation may require from time to time.
1.2    Registered Office. The registered office of the corporation shall be located within the State of Nevada and may be, but need not be, identical with the principal office. The address of the registered office may be changed from time to time.
ARTICLE 2. SHAREHOLDERS
2.1    Annual Shareholder Meeting. An annual meeting of the shareholders for the election of directors and for the transaction of such other business as may come before the meeting shall be held at the time, date and place, within or outside the State of Nevada, designated by the board of directors and stated in the meeting notice. If the day fixed for the annual meeting is a legal holiday in the State of Nevada, the meeting shall be held on the next succeeding business day.
2.2    Special Shareholder Meeting. Special meetings of the shareholders, for any purpose or purposes described in the meeting notice, may be called by the president, or by the board of directors, and shall be called by the president at the request of the holders of not less than one‑fourth of all outstanding votes of the corporation entitled to be cast on any issue at the meeting.
2.3    Place of Shareholder Meeting. The board of directors may designate any place, either within or without the State of Nevada, as the place of meeting for any annual or any special meeting of the shareholders.
2.4    Notice of Shareholder Meeting. Written notice stating the date, time, and place of any annual or special shareholder meeting shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the board of directors, or other persons calling the meeting, to each shareholder of record entitled to vote at such meeting and to any other shareholder entitled by the Nevada Revised Statues (the “Statutes”) or the corporation’s Articles of Incorporation to receive notice of the meeting. Notice shall be deemed to be effective at the earlier of: (1) when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid; or (2) on the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; or (3) when received; or (4) three (3) days after deposit in the United States mail, if mailed postpaid and correctly addressed to an address other than that shown in the corporation’s current record of shareholders.
If any shareholder meeting is adjourned to a different date, time or place, notice need not be given of the new date, time and place, if the new date, time and place is announced at the meeting before adjournment. But if the adjournment is for more than thirty (30) days or if a new record date for the adjourned meeting is or must be fixed, then notice must be given pursuant to the requirements of the previous paragraph, to those persons who are shareholders as of the new record date.
2.5    Waiver of Notice. A shareholder may waive any notice required by the Statutes, the Articles of Incorporation, or these Bylaws, by a writing signed by the shareholder entitled to the notice, which is delivered to the corporation (either before or after the date and time stated in the notice) for inclusion in the minutes or filing with the corporate records.
A shareholder’s attendance at a meeting:
(a)    waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting because of lack of notice or effective notice; and
(b)    waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.
2.6    Fixing of Record Date. For the purpose of determining shareholders of any voting group entitled to notice of, or to vote at, any meeting of shareholders, or shareholders entitled to receive payment of any distribution, or in order to make a determination of shareholders for any other purpose, the board of directors may fix in advance a date as the record date. The record date shall not be more than sixty (60) nor less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is so fixed by the board for the determination of shareholders entitled to notice of, or to vote at, a meeting of shareholders, the record date for determination of those shareholders shall be at the close of business on the day the first notice is delivered to shareholders. If no record date is fixed by the board for the determination of shareholders entitled to receive a distribution, the record date shall be the date the board authorizes the distribution. With respect to actions taken in writing without a meeting, the record date shall be the date the first shareholder signs the consent.
When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, that determination shall apply to any adjournment of the meeting unless the board of directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.
2.7    Shareholder List. After fixing a record date for a shareholder meeting, the corporation shall prepare a list of the names of its shareholders entitled to be given notice of the meeting. The shareholder list must be available for inspection by any shareholder, beginning on the earlier of ten (10) days before the meeting for which the list was prepared or two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, and any adjournment of the meeting. The list shall be available at the corporation’s principal office or at a place identified in the meeting notice in the city where the meeting is to be held.
2.8    Shareholder Quorum and Voting Requirements.
2.8.1    Quorum. Except as otherwise required by the Statutes or the Articles of Incorporation, a majority of the outstanding shares of the corporation, represented by person or by proxy, shall constitute a quorum at each meeting of the shareholders. If a quorum exists, action on a matter, other than the election of directors, is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation or the Statutes require a greater number of affirmative votes.
2.8.2    Voting of Shares. Unless otherwise provided in the Articles of Incorporation or these Bylaws, each outstanding share, regardless of class, is entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.
2.9    Quorum and Voting Requirements of Voting Groups. If the Articles of Incorporation or the Statutes provide for voting by a single voting group on a matter, action on that matter is taken when voted upon by that voting group.
Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of the meeting unless a new record date is or must be set for that adjourned meeting.
Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the Articles of Incorporation or the Statutes provide otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.
If the Articles of Incorporation or the Statutes provide for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter.
If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation or the Statutes require a greater number of affirmative votes.
2.10    Greater Quorum or Voting Requirements. The Articles of Incorporation may provide for a greater quorum or voting requirement for shareholders, or voting groups of shareholders, than is provided for by these Bylaws. An amendment to the Articles of Incorporation that adds, changes, or deletes a greater quorum or voting requirement for shareholders must meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirement then in effect or proposed to be adopted, whichever is greater.
2.11    Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy which is executed in writing by the shareholder or which is executed by his duly authorized attorney‑in‑fact. The proxy shall be filed with the Secretary of the corporation or other person authorized to tabulate votes before or at the time of the meeting. No proxy shall be valid after six (6) months from the date of its creation unless (i) it is coupled with an interest; or (ii) the shareholder specifies in the proxy the length of time for which the proxy will continue in force; provided that, the proxy may not exceed 7 years from the date of its creation. All proxies are revocable unless they meet specific requirements of irrevocability set forth in the Statutes. The death or incapacity of a voter does not invalidate a proxy unless the corporation is put on notice. A transferee for value who receives shares subject to an irrevocable proxy, can revoke the proxy if he had no notice of the proxy.
2.12    Corporation’s Acceptance of Votes.
2.12.1    If the name signed on a vote, consent, waiver, proxy appointment, or proxy appointment revocation corresponds to the name of a shareholder, the corporation, if acting in good faith, is entitled to accept the vote, consent, waiver, proxy appointment, or proxy appointment revocation and give it effect as the act of the shareholder.
2.12.2    If the name signed on a vote, consent, waiver, proxy appointment, or proxy appointment revocation does not correspond to the name of a shareholder, the corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver, proxy appointment, or proxy appointment revocation and give it effect as the act of the shareholder if:
(a)    the shareholder is an entity as defined in the Statutes and the name signed purports to be that of an officer or agent of the entity;
(b)    the name signed purports to be that of an administrator, executor, guardian, or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation has been presented with respect to the vote, consent, wavier, proxy appointment or proxy appointment revocation;
(c)    the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation has been presented with respect to the vote, consent, waiver, proxy appointment, or proxy appointment revocation; or
(d)    the name signed purports to be that of a pledgee, beneficial owner, or attorney‑in‑fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory’s authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation; or

(e)    two or more persons are the shareholder as co‑tenants or fiduciaries and the name signed purports to be the name of at least one of the co‑owners and the person signing appears to be acting on behalf of all co‑tenants or fiduciaries.
2.12.3    If shares are registered in the names of two or more persons, whether fiduciaries, members of a partnership, co‑tenants, husband and wife as community property, voting trustees, persons entitled to vote under a shareholder voting agreement or otherwise, or if two or more persons (including proxy holders) have the same fiduciary relationship respecting the same shares, unless the secretary of the corporation or other officer or agent entitled to tabulate votes is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:
(a)    if only one votes, such act binds all;
(b)    if more than one votes, the act of the majority so voting bind all;
(c)    if more than one votes, but the vote is evenly split on any particular matter, each fraction may vote the securities in question proportionately.
If the instrument so filed or the registration of the shares shows that any tenancy is held in unequal interests, a majority or even split for the purpose of this Section shall be a majority or even split in interest.
2.12.4    The corporation is entitled to reject a vote, consent, waiver, proxy appointment or proxy appointment revocation if the secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory’s authority to sign for the shareholder.
2.12.5    The corporation and its officer or agent who accepts or rejects a vote, consent, waiver, proxy appointment or proxy appointment revocation in good faith and in accordance with the standards of this Section are not liable in damages to the shareholder for the consequences of the acceptance or rejection.
2.12.6     Corporate action based on the acceptance or rejection of a vote, consent, waiver, proxy appointment or proxy appointment revocation under this Section is valid unless a court of competent jurisdiction determines otherwise.
2.13    Action by Shareholders Without a Meeting.
2.13.1    Written Consent. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting and without prior notice if one or more consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shareholders entitled to vote with respect to the subject matter thereof were present and voted. Action taken under this Section has the same effect as action taken at a duly called and convened meeting of shareholders and may be described as such in any document.
2.13.2 Effective Date and Revocation of Consents. No action taken pursuant to this Section shall be effective unless all written consents necessary to support the action are received by the corporation within a sixty‑day period and not revoked. Such action is effective as of the date the last written consent is received necessary to effect the action, unless all of the written consents specify an earlier or later date of the action. Any shareholder giving a written consent pursuant to this Section may revoke the consent by a signed writing describing the action and stating that the consent is revoked, provided that the writing is received by the corporation prior to the effective date of the action.
2.13.3 Unanimous Consent for Election of Directors. Notwithstanding subsection (a), directors may not be elected by written consent unless such consent is unanimous by all shares entitled to vote for the election of directors.
2.14    Voting for Directors. Unless otherwise provided in the Articles of Incorporation, every shareholder entitled to vote for the election of directors has the right to cast, in person or by proxy, all of the votes to which the shareholder’s shares are entitled for as many persons as there are directors to be elected and for whose election such shareholder has the right to vote. At each meeting of the shareholders for the election of directors at which a quorum is present, a director nominee shall be elected to the board of directors if the votes properly cast for such nominee’s election exceed the votes properly cast against such nominee’s election; provided, however, that the nominees receiving a plurality of the votes properly cast shall be elected to the board of directors at any such meeting of the shareholders at which the number of nominees for election exceeds the number of directors to be elected.
ARTICLE 3. BOARD OF DIRECTORS
3.1    General Powers. Unless the Articles of Incorporation have dispensed with or limited the authority of the board of directors by describing who will perform some or all of the duties of a board of directors, all corporate powers shall be exercised by or under the authority, and the business and affairs of the corporation shall be managed under the direction, of the board of directors.
3.2    Number, Tenure and Qualification of Directors. The authorized number of directors shall be eleven (11); provided, however, that if the corporation has less than two (2) shareholders entitled to vote for the election of directors, the board of directors may consist of a number of individuals equal to or greater than the number of those shareholders and in any case the corporation shall have at least one (1) director. The current number of directors shall be within the limit specified above, as determined (or as amended from time to time) by a resolution adopted by either the shareholders or the directors. The term of office for each director shall be one year. A director shall hold office to the end of his elected term or until the director’s earlier death, resignation, or removal. However, if his term expires, he shall continue to serve until his successor shall have been elected and qualified, or until there is a decrease in the number of directors. Directors do not need to be residents of Nevada or shareholders of the corporation.

3.3    Regular Meetings of the Board of Directors. A regular meeting of the board of directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders, for the purpose of appointing officers and transacting such other business as may come before the meeting. The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.
3.4    Special Meetings of the Board of Directors. Special meetings of the board of directors may be called by or at the request of the president or any director. The person authorized to call special meetings of the board of directors may fix any place as the place for holding any special meeting of the board of directors.
3.5    Notice of, and Waiver of Notice for, Special Director Meeting. Unless the Articles of Incorporation provide for a longer or shorter period, notice of the date, time, and place of any special director meeting shall be given at least two days before the meeting either orally or in writing. Any director may waive notice of any meeting. Except as provided in the next sentence, the waiver must be in writing and signed by the director entitled to the notice. The attendance of a director at a meeting shall constitute a waiver of notice of the meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business and at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting, and does not thereafter vote for or assent to action taken at the meeting. Unless required by the Articles of Incorporation, neither the business to be transacted at, nor the purpose of, any special meeting of the board of directors need be specified in the notice or waiver of notice of the meeting.
3.6    Director Quorum and Voting.
3.6.1    Quorum. A majority of the number of directors prescribed by resolution shall constitute a quorum for the transaction of business at any meeting of the board of directors unless the Articles of Incorporation require a greater percentage.
Unless the Articles of Incorporation provide otherwise, any or all directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.
A director who is present at a meeting of the board of directors or a committee of the board of directors when corporate action is taken is deemed to have assented to the action taken unless: (1) the director objects at the beginning of the meeting (or promptly upon his arrival) to holding or transacting business at the meeting and does not thereafter vote for or assent to any action taken at the meeting; and (2) the director contemporaneously requests his dissent or abstention as to any specific action be entered in the minutes of the meeting; or (3) the director causes written notice of his dissent or abstention as to any specific action be received by the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

3.7    Director Action Without a Meeting. Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if all the directors consent to such action in writing. Action taken by consent is effective when the last director signs the consent, unless, prior to that time, any director has revoked a consent by a signed writing received by the corporation, or unless the consent specifies a different effective date. A signed consent has the effect of a meeting vote and may be described as such in any document.
3.8    Resignation of Directors. A director may resign at any time by giving a written notice of resignation to the corporation. The resignation is effective when the notice is received by the corporation, unless the notice specifies a later effective date.
3.9    Removal of Directors. The shareholders may remove one or more directors at a meeting called for that purpose if notice has been given that a purpose of the meeting is such removal. The removal may be with or without cause unless the Articles of Incorporation provide that directors may only be removed with cause. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove him. A director may be removed only if the number of votes cast to remove him is at least two thirds (2/3) of the voting power of the issued and outstanding stock.
3.10    Board of Directors Vacancies. Unless the Articles of Incorporation provide otherwise, if a vacancy occurs on the board of directors, including a vacancy resulting from an increase in the number of directors, the shareholders may fill the vacancy. During the time that the shareholders fail or are unable to fill such vacancies, then and until the shareholders act:
(a)    the board of directors may fill the vacancy; or
(b)    if the directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.
If the vacant office was held by a director elected by a voting group of shareholders:
(a)    if there are one or more directors elected by the same voting group, only those directors are entitled to vote to fill the vacancy if it is filled by the directors; and
(b)    only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filled by the shareholders.
A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date) may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.
3.11    Director Compensation. By resolution of the board of directors, each director may be paid his expenses, if any, of attendance at each meeting of the board of directors and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the board of directors or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

3.12    Director Committees.
3.12.1    Creation of Committees. Unless the Articles of Incorporation provide otherwise, the board of directors may create one or more committees and appoint members of the board of directors to serve on them. Each committee must have one or more members, who shall serve at the pleasure of the board of directors.
3.12.2    Selection of Members. The creation of a committee and appointment of members to it must be approved by the greater of (1) a majority of all the directors in office when the action is taken or (2) the number of directors required by the Articles of Incorporation to take such action.
3.12.3    Required Procedures. Those Sections of this Article 3 which govern meetings, actions without meetings, notice and waiver of notice, quorum and voting requirements of the board of directors, apply to committees and their members.
3.12.4    Authority. Unless limited by the Articles of Incorporation, each committee may exercise those aspects of the authority of the board of directors which the board of directors confers upon such committee in the resolution creating the committee. Provided, however, a committee may not:
(a)    authorize distributions;
(b)    approve or propose to shareholders action that the Statutes require be approved by shareholders;
(c)    fill vacancies on the board of directors or on any of its committees;
(d)    amend the Articles of Incorporation pursuant to the authority of directors to do so;
(e)    adopt, amend or repeal bylaws;
(f)    approve a plan of merger not requiring shareholder approval;
(g)    authorize or approve reacquisition of shares, except according to a formula or method prescribed by the board of directors; or
(h)    authorize or approve the issuance or sale or contract for sale of shares or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the board of directors may authorize a committee (or an officer) to do so within limits specifically prescribed by the board of directors.
3.13    Acquisition of Controlling Interest. Notwithstanding anything to the contrary in these Bylaws and to the extent not inconsistent with the corporation's Articles of Incorporation, the board of directors may impose stricter requirements on the acquisition of a controlling interest in the corporation than the provisions of the laws of the State of Nevada (currently Chapter 78 of the Nevada Revised Statutes) regarding the acquisition of a controlling interest in the corporation or any other action deemed by the board of directors to be an attempt to gain control of the corporation. Furthermore, any election to be governed by Chapter 78 of the Nevada Revised Statutes or other applicable law of the State of Nevada shall not restrict the board of directors from taking any action to protect the interests of the corporation and its shareholders including, but not limited to, adopting or executing plans, arrangements or instruments that deny rights, privileges, power or authority to a holder of a specified number of shares or percentage of share ownership or voting power.
In the event at any time the corporation does not meet the statutory criteria to be an “issuing corporation” and obtain the benefits of the Nevada Revised Statutes with respect to the acquisition of a controlling interest, the provisions of the Nevada Revised Statutes with respect to the acquisition of a controlling interest are fully adopted as if the corporation was an “issuing corporation.
ARTICLE 4. OFFICERS
4.1    Number of Officers. The officers of the corporation shall be a president, a secretary and a treasurer, each of whom shall be appointed by the board of directors. Such other officers and assistant officers as may be deemed necessary, including any vice presidents, may also be appointed by the board of directors. If specifically authorized by the board of directors, an officer may appoint one or more officers or assistant officers. The same individual may simultaneously hold more than one office in the corporation.
4.2    Appointment and Term of Office. The officers of the corporation shall be appointed by the board of directors for a term as determined by the board of directors. If no term is specified, they shall hold office until the first meeting of the directors held after the next annual meeting of shareholders. If the appointment of officers shall not be made at such meeting, such appointment shall be made as soon thereafter as is convenient. Each officer shall hold office until his successor shall have been duly appointed and shall have qualified until his death, or until he shall resign or is removed. The designation of a specified term does not grant to the officer any contract rights, and the board may remove the officer at any time prior to the termination of such term.
4.3    Removal of Officers. Any officer or agent may be removed by the board of directors at any time, with or without cause. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment of an officer or agent shall not of itself create contract rights.
4.4    Resignation of Officers. Any officer may resign at any time, subject to any rights or obligations under any existing contracts between the officers and the corporation, by giving notice to the president or board of directors. An officer’s resignation shall take effect at the time specified therein, and the acceptance of such resignation shall not be necessary to make it effective.
4.5    President. Unless the board of directors has designated the chairman of the board as chief executive officer, the president shall be the chief executive officer of the corporation and, subject to the control of the board of directors, shall in general supervise and control all of the business and affairs of the corporation. Unless there is a chairman of the board, the president shall, when present, preside at all meetings of the shareholders and of the board of directors. The president may sign, with the secretary or any other proper officer of the corporation thereunder authorized by the board of directors, certificates for shares of the corporation and deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.
4.6    Vice Presidents. If appointed, in the absence of the president or in the event of his death, inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designate at the time of their election, or in the absence of any designation, then in the order of their appointment) shall perform the duties of the president, and when so acting, shall have all the powers of, and be subject to, all the restrictions upon the president.
4.7    Secretary. The secretary shall: (a) keep the minutes of the proceedings of the shareholders, the board of directors, and any committees of the board in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records; (d) when requested or required, authenticate any records of the corporation; (e) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (f) sign with the president, or a vice president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors; (g) have general charge of the stock transfer books of the corporation; and (h) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned by the president or by the board of directors. Assistant secretaries, if any, shall have the same duties and powers, subject to the supervision of the secretary.
4.8    Treasurer. The treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such bank, trust companies, or other depositaries as shall be selected by the board of directors; and (c) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned by the president or by the board of directors. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the board of directors shall determine. Assistant Treasurers, if any, shall have the same powers and duties, subject to the supervision of the treasurer.
4.9    Salaries. The salaries of the officers shall be fixed from time to time by the board of directors.

ARTICLE 5. INDEMNIFICATION
5.1    Indemnification Respecting Third Party Claims. The Corporation (as defined in Section 5.13 below), to the full extent and in a manner permitted by Nevada law as in effect from time to time, shall indemnify, in accordance with the provisions of this Article, any person (including the heirs, executors, administrators or estate of any such person) who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (including any appeal thereof), whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation or by any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which the Corporation owns, directly or indirectly through one or more other entities, a majority of the voting power or otherwise possesses a similar degree of control), by reason of the fact that such person is or was a director or officer, of the Corporation, or is or was serving at the request of the Corporation as a director, officer, member, manager, partner, trustee or fiduciary (a “Subsidiary Officer”) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (any such entity for which a Subsidiary Officer so serves, an “Associated Entity”), against expenses, including attorneys’ fees and disbursements, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person is not liable pursuant to Section 78.138 of the Statutes, or acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful; provided, however, that (i) the Corporation shall not be obligated to indemnify a person who is or was a director or officer of the Corporation or a Subsidiary Officer of an Associated Entity against expenses incurred in connection with an action, suit, proceeding or investigation to which such person is threatened to be made a party but does not become a party unless the incurring of such expenses was authorized by or under the authority of the Board of Directors (as defined in Section 5.13 below) and (ii) the Corporation shall not be obligated to indemnify against any amount paid in settlement unless the Board of Directors has consented to such settlement. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person (i) is liable pursuant to Section 78.138 of the Statutes or (ii) did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, or with respect to any criminal action or proceeding, that such person had reasonable cause to believe that their conduct was unlawful. Notwithstanding anything to the contrary in the foregoing provisions of this Section 5.1, a person shall not be entitled, as a matter of right, to indemnification pursuant to this Section 5.1 against costs or expenses incurred in connection with any action, suit or proceeding commenced by such person against the Corporation or any Associated Entity or any person who is or was a director, officer or fiduciary of the Corporation or a Subsidiary Officer of any Associated Entity (including, without limitation, any action, suit or proceeding commenced by such person to enforce such person’s rights under this Article, unless and only to the extent that such person is successful on the merits of such claim), but such indemnification may be provided by the Corporation in a specific case as permitted by Section 5.7 below.
5.2    Indemnification Respecting Derivative Claims. The Corporation, to the full extent and in a manner permitted by Nevada law as in effect from time to time, shall indemnify, in accordance with the provisions of this Article, any person (including the heirs, executors, administrators or estate of any such person) who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action or suit (including any appeal thereof) brought in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving as a Subsidiary Officer of an Associated Entity, against expenses (including attorneys’ fees and disbursements) and costs actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person is not liable pursuant to Section 78.138 of the Statutes, or acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom to be liable to the Corporation unless, and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses and costs as a court of competent jurisdiction or such other court shall deem proper; provided, however, that the Corporation shall not be obligated to indemnify a director or officer of the Corporation or a Subsidiary Officer of an Associated Entity against expenses incurred in connection with an action or suit to which such person is threatened to be made a party but does not become a party unless the incurrence of such expenses was authorized by or under the authority of the Board of Directors. Notwithstanding anything to the contrary in the foregoing provisions of this Section 5.2, a person shall not be entitled, as a matter of right, to indemnification pursuant to this Section 5.2 against costs and expenses incurred in connection with any action or suit in the right of the Corporation commenced by such person, but such indemnification may be provided by the Corporation in any specific case as permitted by Section 5.7 below.
5.3    Determination of Entitlement to Indemnification. Any indemnification to be provided under either of Sections 5.1 or 5.2 above (unless ordered by a court of competent jurisdiction or advanced as provided in Section 5.5 below) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper under the circumstances. Such determination must be made (i) by a majority vote of a quorum of shareholder, (ii) by the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (iii) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or (iv) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion. In the event a request for indemnification is made by any person referred to in Sections 5.1 or 5.2 above, the Corporation shall use its reasonable best efforts to cause such determination to be made not later than sixty (60) days after such request is made after the final disposition of such action, suit or proceeding.
5.4    Right to Indemnification upon Successful Defense and for Service as a Witness.
5.4.1    Notwithstanding the other provisions of this Article, to the extent that a present or former director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in either of Sections 5.1 or 5.2 above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees and disbursements) and costs actually and reasonably incurred by such person in connection therewith without the necessity of the determination described in Section 5.3 above.
5.4.2    To the extent any person who is or was a director or officer of the Corporation or a Subsidiary Officer of an Associated Entity has served or prepared to serve as a witness in, but is not a party to, any action, suit or proceeding (whether civil, criminal, administrative, regulatory or investigative in nature), including any investigation by any legislative or regulatory body or by any securities or commodities exchange of which the Corporation or an Associated Entity is a member or to the jurisdiction of which it is subject, by reason of their services as a director or officer of the Corporation, or their service as a Subsidiary Officer of an Associated Entity (assuming such person is or was serving as a Subsidiary Officer of such Associated Entity), the Corporation may indemnify such person against expenses (including attorneys’ fees and disbursements) and out-of-pocket costs actually and reasonably incurred by such person in connection therewith and, if the Corporation has determined to so indemnify such person, shall use its reasonable best efforts to provide such indemnity within sixty (60) days after receipt by the Corporation from such person of a statement requesting such indemnification, averring such service and reasonably evidencing such expenses and costs; it being understood, however, that the Corporation shall have no obligation under this Article to compensate such person for such person’s time or efforts so expended.
5.5    Advance of Expenses.
5.5.1    Expenses and costs incurred by any present or former director or officer of the Corporation  in defending a civil or criminal action, suit or proceeding shall, to the extent permitted by law, be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking in writing by or on behalf of such person to repay such amount if it shall ultimately be determined by a court of competent jurisdiction that such person is not entitled to be indemnified by the Corporation as authorized by this Article.
5.5.2    Expenses and costs incurred by any other person referred to in Sections 5.1 or 5.2 above in defending a civil, criminal, administrative, regulatory or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by or under the authority of the Board of Directors upon receipt of an undertaking in writing by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation in respect of such costs and expenses as authorized by this Article and subject to any limitations or qualifications provided by or under the authority of the Board of Directors.
5.6    Notice of Action; Assumption of the Defense. Promptly after receipt by any person referred to in Sections 5.1, 5.2 or 5.5 above of notice of the commencement of any action, suit or proceeding in respect of which indemnification or advancement of expenses may be sought under any such Section, such person (the “Indemnitee”) shall notify the Corporation thereof. The Corporation shall be entitled to participate in the defense of any such action, suit or proceeding and, to the extent that it may wish, except in the case of a criminal action or proceeding, to assume the defense thereof with counsel chosen by it. If the Corporation shall have notified the Indemnitee of its election so to assume the defense, it shall be a condition of any further obligation of the Corporation under such Sections to indemnify the Indemnitee with respect to such action, suit or proceeding that the Indemnitee shall have provided an undertaking in writing to repay all legal or other costs and expenses subsequently incurred by the Corporation in conducting such defense if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified in respect of the costs and expenses of such action, suit or proceeding by the Corporation as authorized by this Article or under separate agreement as authorized by Section 5.7 below. Notwithstanding anything in this Article to the contrary, after the Corporation shall have notified the Indemnitee of its election so to assume the defense, the Corporation shall not be liable under such Sections for any legal or other costs or expenses subsequently incurred by the Indemnitee in connection with the defense of such action, suit or proceeding, unless (a) the parties thereto include both (i) the Corporation and the Indemnitee, or (ii) the Indemnitee and other persons who may be entitled to seek indemnification or advancement of expenses under any such Section and with respect to whom the Corporation shall have elected to assume the defense, and (b) the counsel chosen by the Corporation to conduct the defense shall have determined, in their sole discretion, that, under applicable standards of professional conduct, a conflict of interest exists that would prevent them from representing both (i) the Corporation and the Indemnitee, or (ii) the Indemnitee and such other persons, as the case may be, in which case the Indemnitee may retain separate counsel at the expense of the Corporation to the extent provided in such Sections and Section 5.3 above.
5.7    Indemnification Not Exclusive. The provision of indemnification to or the advancement of expenses and costs to any person under this Article, or the entitlement of any person to indemnification or advancement of expenses and costs under this Article does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in such person’s official capacity or an action in another capacity while holding such person’s office, it being the policy of the Corporation that indemnification of the persons specified in Sections 5.1 and 5.2 above shall be made to the fullest extent permitted by law.
5.8    Corporate Obligations; Reliance. The provisions of Sections 5.1, 5.2, 5.4.1 and 5.5.1 above shall be deemed to create a binding obligation on the part of the Corporation to the directors and officers of the Corporation, and the persons who are serving as Subsidiary Officers of Associated Entities, on the effective date of this Article and persons thereafter elected as directors and officers of the Corporation, or serving as Subsidiary Officers of Associated Entities (including persons who served as directors or officers of the Corporation or served as Subsidiary Officers of Associated Entities on or after such date but who are no longer so serving at the time they present claims for advancement of expenses or indemnity), and such persons in acting in their capacities as directors or officers of the Corporation, or serving as Subsidiary Officers of any Associated Entity, shall be entitled to rely on such provisions of this Article.
5.9    Further Changes. Neither the amendment nor repeal of this Article, nor the adoption of any provision of the Articles of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of such provisions in respect of any act or omission or any matter occurring prior to such amendment, repeal or adoption of an inconsistent provision regardless of when any cause of action, suit or claim relating to any such matter accrued or matured or was commenced, and such provision shall continue to have effect in respect of such act, omission or matter as if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.
5.10    Successors. The right, if any, of any person who is or was a director or officer of the Corporation, or is or was serving as a Subsidiary Officer of an Associated Entity, to indemnification or advancement of expenses under Sections 5.1 through 5.9 above shall continue after such person shall have ceased to be a director or officer of the Corporation or a Subsidiary Officer of an Associated Entity and shall inure to the benefit of the heirs, distributees, executors, administrators and other legal representatives of such person.
5.11    Insurance.
5.11.1    The Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director or officer of the Corporation, or is or was serving as a Subsidiary Officer of any Associated Entity, against any liability asserted against such person and liability and expenses incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability and expenses.
5.11.2    The other financial arrangements made by the Corporation pursuant to Section 5.11.1 may include the following: (a) the creation of a trust fund; (b) the establishment of a program of self-insurance; (c) the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the Corporation; and (d) the establishment of a letter of credit, guaranty or surety. No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.
5.11.3    Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the Corporation or any other person approved by the Board of Directors, even if all or part of the other person’s stock or other securities is owned by the Corporation.
5.11.4    In the absence of fraud: (a) the decision of the Board of Directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this Section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and (b) the insurance or other financial arrangement (i) is not void or voidable, and (ii) does not subject any director approving it to personal liability for his action, even if, in either case, a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.
5.12    Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation and Associated Entities similar to those conferred in this Article to directors and officers of the Corporation.

5.13    Definitions of Certain Terms. For purposes of this Article, (i) references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued; (ii) references to the “Board of Directors” shall mean the board of directors of the Corporation; (iii) references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; (iv) references to “a director or officer of the Corporation” or to “serving as a Subsidiary Officer” shall also include any service as a director, officer, employee or agent of the Corporation or any Associated Entity which service imposes duties on, or involves services by, such person with respect to any employee benefit plan, its participants, or beneficiaries; and (v) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article.
ARTICLE 6. STOCK
6.1    Issuance of Shares. The issuance or sale by the corporation of any shares of its authorized capital stock of any class, including treasury shares, shall be made only upon authorization by the board of directors, unless otherwise provided by statute. The board of directors may authorize the issuance of shares for consideration consisting of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed, contracts or arrangements for services to be performed, or other securities of the corporation. The corporation shall have the authority to issue preferred stock.
6.2    Certificates for Shares.
6.2.1    Content. Certificates representing shares of the corporation shall at minimum, state on their face the name of the corporation and that it is formed under the laws of the State of Nevada; the name of the person to whom issued; and the number and class of shares and the designation of the series, if any, the certificate represents; and be in such form as determined by the board of directors. The certificates shall be signed (either manually or by facsimile) by the president or a vice president and by the secretary or an assistant secretary and may be sealed with a corporate seal or a facsimile thereof. Each certificate for shares shall be consecutively numbered or otherwise identified.
6.2.2    Legend as to Class or Series. If the corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences and limitations applicable to each class and the variations in rights, preferences and limitations determined for each series (and the authority of the board of directors to determine variations for future series) must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the corporation will furnish the shareholder this information on request in writing and without charge.
6.2.3    Shareholder List. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation.
6.2.4    Transferring Shares. All certificates surrendered to the corporation for transfer shall be canceled and no new certificates shall be issued until the former certificates for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificates, a new one may be issued therefor upon such terms and indemnity to the corporation as the board of directors may prescribe.
6.2.5    Lost Certificates. The board of directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificates of stock to be lost, stolen or destroyed. When authorizing the issue of a new certificate or certificates or uncertificated shares, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificates alleged to have been lost, stolen or destroyed.
6.3    Shares Without Certificates
6.3.1    Issuing Shares Without Certificates. Unless the Articles of Incorporation provide otherwise, the board of directors may authorize the issue of some or all the shares of any or all of its classes or series without certificates. The authorization does not affect shares already represented by certificates until they are surrendered to the corporation.
6.3.2    Information Statement Required. Within a reasonable time after the issue or transfer of shares without certificates, the corporation shall send the shareholder a written statement containing, at a minimum, the information required by the Statutes.
6.4    Registration of the Transfer of Shares. Registration of the transfer of shares of the corporation shall be made only on the stock transfer books of the corporation. In order to register a transfer, the record owner shall surrender the shares to the corporation for cancellation, properly endorsed by the appropriate person or persons with reasonable assurances that the endorsements are genuine and effective. Unless the corporation has established a procedure by which a beneficial owner of shares held by a nominee is to be recognized by the corporation as the owner, the person in whose name shares stand in the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.
6.5    Restrictions on Transfer or Registration of Shares. The board of directors or shareholders may impose restrictions on the transfer or registration of transfer of shares (including any security convertible into, or carrying a right to subscribe for or acquire shares). A restriction does not affect shares issued before the restriction was adopted unless the holders of the shares are parties to the restriction agreement or voted in favor of or otherwise consented to the restriction.
A restriction on the transfer or registration of transfer of shares may be authorized:
(a)    to maintain the corporation’s status when it is dependent on the number or identity of its shareholders;
(b)    to preserve entitlements, benefits or exemptions under federal or local laws; and
(c)    for any other reasonable purposes.
A restriction on the transfer or registration of transfer of shares may:
(a)    obligate the shareholder first to offer the corporation or other persons (separately, consecutively or simultaneously) an opportunity to acquire the restricted shares;
(b)    obligate the corporation or other persons (separately, consecutively or simultaneously) to acquire the restricted shares;
(c)    require as a condition to such transfer or registration, that any one or more persons, including the holders of any of its shares, approve the transfer or registration if the requirement is not manifestly unreasonable; or
(d)    prohibit the transfer or the registration of transfer of the restricted shares to designated persons or classes of persons, if the prohibition is not manifestly unreasonable.
A restriction on the transfer or registration of transfer of shares is valid and enforceable against the holder or a transferee of the holder if the restriction is authorized by this Section and its existence is noted conspicuously on the front or back of the certificates or is contained in the information statement required by this Article 6 with regard to shares issued without certificates. Unless so noted, a restriction is not enforceable against a person without knowledge of the restriction.
Nothing in this Section 6.5 shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any provision of this Section 6.5 and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Section 6.5.
6.6    Corporation’s Acquisition of Shares. The corporation may acquire its own shares and the shares so acquired constitute authorized but unissued shares.
If the Articles of Incorporation prohibit the reissue of acquired shares, the number of authorized shares is reduced by the number of shares acquired, effective upon amendment of the Articles of Incorporation, which amendment may be adopted by the shareholders or the board of directors without shareholder action. The articles of amendment must be delivered to the Secretary of State and must set forth:
(a)    the name of the corporation;
(b)    the reduction in the number of authorized shares, itemized by class and series;
(c)    the total number of authorized shares, itemized by class and series, remaining after reduction of the shares; and
(d)    a statement that the amendment was adopted by the board of directors without shareholder action and that shareholder action was not required.
6.7.    Special Rights. Holders of common stock shall have no preemptive, subscription, redemption or conversion rights.
ARTICLE 7. DISTRIBUTIONS
7.1    Distributions to Shareholders. The board of directors may authorize, and the corporation may make, distributions to the shareholders of the corporation subject to any restrictions in the corporation’s Articles of Incorporation and in the Statutes.
7.2    Unclaimed Distributions. If the corporation has mailed three successive distributions to a shareholder at the shareholder’s address as shown on the corporation’s current record of shareholders and the distributions have been returned as undeliverable, no further attempt to deliver distributions to the shareholder need be made until another address for the shareholder is made known to the corporation, at which time all distributions accumulated by reason of this Section, except as otherwise provided by law, shall be mailed to the shareholder at such other address.
ARTICLE 8. MISCELLANEOUS
8.1    Inspection of Records by Shareholders and Directors. The scope of the right of shareholders and director shall be as provided under the Statutes.
8.2    Corporate Seal. A corporate seal is not required on any instrument executed for the Corporation. The board of directors may provide a corporate seal which may be circular in form and have inscribed thereon any designation including the name of the corporation, the state of incorporation, and the words “Corporate Seal.”
8.3    Amendments. The corporation’s board of directors may amend or repeal the corporations’ Bylaws at any time unless:
(a)    the Articles of Incorporation or the Statutes reserve this power exclusively to the shareholders in whole or part; or
(b)    the shareholders in adopting, amending, or repealing a particular bylaw provide expressly that the board of directors may not amend or repeal that bylaw; or

(c)    the bylaw either establishes, amends, or deletes, a greater shareholder quorum or voting requirement.
Any amendment which changes the voting or quorum requirement for the board must meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirements then in effect or proposed to be adopted, whichever is greater.